SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: November 11, 2003

Constar International Inc.

(Exact name of registrant as specified in charter)

Delaware	000-16496	13-1889304
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way, Philadelphia, PA	(215) 552-3700	19154
(Address of Principal Executive Offices)	(Registrant’s telephone number, including area code)	(Zip Code)

Item 5.    Other Events and Regulation FD Disclosure.

On November 11, 2003, Constar International Inc. obtained an amendment to its Credit Agreement dated as of November 20, 2002. A copy of the amendment is attached as an exhibit hereto.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits

10.39	Amendment No. 2, dated as of November 11, 2003, to the Credit Agreement dated as of November 20, 2002, among Constar International Inc., the Lenders party thereto, Citicorp North America, Inc., as administrative agent, JP Morgan Chase Bank, as documentation agent, SunTrust Bank, as co-documentation agent, Deutsche Bank Securities Inc., as syndication agent, and Deutsche Bank Securities Inc. and Citigroup Global Markets Inc., as joint lead arrangers and joint bookrunners.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONSTAR INTERNATIONAL INC.

Date: November 12, 2003	By:	/s/ JAMES C. COOK
		Name:	James C. Cook
		Title:	Executive Vice President and Chief Financial Officer